April 28, 2000


Van Eck Funds
99 Park Avenue
New York, NY  10016

Gentlemen:

         As counsel to Van Eck Funds (the "Trust"), a Massachusetts business trust, we have been asked to render our opinion with respect to the issuance of an indefinite number of Class A and Class B shares of beneficial interest, $.001 par value per share, of the Trust (the "Shares") representing interests in the Emerging Markets Vision Fund series of the Trust, as more fully described in the prospectus and statement of additional information contained in Post-Effective Amendment No. 53 (the "Amendment") to the Trust"s Registration Statement No. 2-97596 on Form N-1A.

         We have examined the Amended and Restated Master Trust Agreement of the Trust dated February 6, 1992, as amended, the By-Laws of the Trust, as amended, the records of certain meetings and written consents of the Trustees of the Trust, the prospectus and statement of additional information relating to the Shares contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the prospectus and statement of additional information relating to the Shares in effect at the time of such issuance and sale, will be legally issued, fully paid and non-assessable by the Trust.

         We also hereby consent to the reference to this firm in the statement of additional information under the heading "Additional Information--Counsel" which forms a part of the Amendment and to the filing of this opinion as an exhibit to the Amendment.

                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar LLP
                                             -------------------------------
                                             GOODWIN, PROCTER & HOAR  LLP